EAU Names Peter Ullrich to Board

LINDON, UTAH April 19, 2007—EAU Technologies, Inc. (“EAU” or “Company”) (EAUI: OTCBB), a provider of electrolyzed oxidative water, that promotes ”Green Chemistry” to numerous industries including food processing, agriculture and carpet cleaning, today announced that Peter Ullrich has joined the Board of Directors.

Mr. Ullrich is the owner of Water Sciences, LLC (“WS”), Latin America’s exclusive licensee of EAU’s Empowered Water™ technologies. Mr. Ullrich is also the owner and Chairman of the Board of Esmeralda Farms, a leader in the international floral industry. Mr. Ullrich has financed EAU both individually as well as through WS for $10 Million in both debt and equity and is EAU’s largest shareholder. “Mr. Ullrich has been critical to EAU in developing our technologies for numerous industries such as floral, tomatoes, bananas, fish farming and dairy farming”, said Wade Bradley, CEO of EAU. “We are grateful to have Mr. Ullrich as an investor, our largest customer and now part of our Board,” he continued.

“I am very happy to join EAU’s Board,” Mr. Ullrich exclaimed, “the timing is right and the Company is heading in the right direction.” WS has installations in Costa Rica, Ecuador, Mexico and most recently in Columbia. “We have been intimately involved with the development of the technology in our Latin American applications and look forward to seeing EAU grow from a development company to a commercially viable entity”, Mr. Ullrich continued. “Joining the Board was a natural progression of our relationship.”

For additional information about Mr. Ullrich’s background and his relationships with the Company, please refer to the Company’s Form 8-K to be filed on this date.

About EAU:

EAU Technologies, Inc. (EAU) is a supplier of Electrolyzed Oxidative Water Technology (EOW Technology marketed as Empowered Water™) and other complementary technologies with applications in diverse industries. EAU's water-based and non-toxic (at application concentration, the solutions are non-toxic to humans and live animals) EOW Technology may replace many of the traditional methods now used to clean, disinfect, protect and nourish in large industries such as agriculture and food processing. EAU has solutions for existing bacteria, virus and mold proliferation threats. EAU continues to add innovative and efficacious products that offer a systemic approach to pathogen elimination in food processing plants and related industries, thereby producing safer foods and protecting the environment through “Green Chemistry.”

About Water Sciences, LLC:

Water Sciences, LLC (“WS”) is the exclusive licensee of EAU’s technologies in Latin America. Based out of Miami, FL, WS has been testing and developing applications for Empowered Water™ in multiple agricultural fields. WS now has Empowered Water™ Systems installed in Ecuador, Columbia, Costa Rica and Mexico. WS is marketing Empowered Water™ in Latin America under the name Primacide (www.primacide.com). WS is owned by Peter Ullrich, EAU’s largest shareholder and customer. Mr. Ullrich also owns Esmeralda Farms (www.esmeraldafarms.com). Esmeralda has long been regarded as a leader in the floral industry and for incorporating the latest technology to bring not only the best products, but also the best service.

``Safe Harbor'' Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may include without limitation, our expectations about the growth and the potential for the company. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk associated with successfully developing our business in evolving markets, our need for additional capital, our continuing operating losses, the ability of our management to conduct distribution activities and sell products, possible failure to successfully develop new products, vulnerability to competitors due to lack of patents on our products, and other risk factors listed in our annual report on Form 10-KSB for the year ended December 31, 2006 and our other SEC reports. . Forward-looking statements may be identified by terms such as ``may,'' ``will,'' ``should,'' ``could,'' ``expects,'' ``plans,'' ``intends,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``forecasts,'' ``potential,'' or ``continue,'' or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The company has no obligation to update these forward-looking statements.

Contact:
EAU Technologies, Inc.
Joe Stapley
(678)384-3716
jstapley@eau-x.com    www.eau-x.com